Exhibit 107

Calculation of Filing Fee Tables
Post-Effective Amendment No. 1 to Form
S-3
(Form Type)
Editas Medicine, Inc.
(Exact Name of Registrant as Specified in its
Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Depositary Shares (2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Subscription Rights (3)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts (4)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Warrants (5)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Units (6)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$50,455,118.56	0.00015310	$7,724.68	—	—	—	—
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(7)	(7)	$299,544,881.44	—	$32,680.34	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	$350,000,000 (1)	—	—	—	—	—	—
	Total Offering Amounts							$40,405.02
	Total Fees Previously Paid							$32,680.34(7)
	Total Fee Offsets							—
	Net Fee Due							$7,724.68

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $350,000,000. The securities registered pursuant to this registration statement include unsold securities previously registered on this registration statement on February 28, 2024 (the “Original Registration Statement”). The Original Registration Statement registered the offer and sale of up to $300,000,000 in shares of the registrant’s common stock that may have been issued and sold under a sales agreement with TD Securities (USA) LLC (as successor to Cowen and Company, LLC), as amended. The registrant previously paid a fee of $32,730.00 related to such $300,000,000 in shares of common stock. Of such shares of common stock, $299,544,881.44 remain unsold (the “Unsold Shelf Securities”). The registrant has determined to include in this registration statement all of the Unsold Shelf Securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)	The subscription rights to purchase shares of common stock or preferred stock will be offered without additional consideration.

(4)	Each purchase contract will be issued under a purchase agreement and will obligate holders to purchase from or sell to Editas Medicine, Inc. and obligate Editas Medicine, Inc. to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or depositary shares.

(5)	The warrants covered by this registration statement may be warrants for common stock, preferred stock, depositary shares or debt securities.

(6)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities, depositary shares or warrants, in any combination, which may or may not be separable from one another.

(7)	The Net Fee Due relates to the additional $50,455,118.56 of securities to be sold by the registrant registered hereunder. As a result, a registration fee of $7,724.68 is being paid herewith.